FIRST AMENDMENT TO THE
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                            OBRA `93 RETIREMENT PLAN


         THIS FIRST AMENDMENT TO THE PUBLIC SERVICE COMPANY OF NEW MEXICO OBRA `93 RETIREMENT PLAN is effective the 7th day of December, 1998, by the Public Service Company of New Mexico, a New Mexico corporation ("PNM" or the "Company").

         WHEREAS, the Company established the Public Service Company of New Mexico OBRA `93 Retirement Plan (the "Plan") effective November 15, 1993;

         WHEREAS, under Article V of the Plan, the Company reserved the right at any time to amend the Plan;

         WHEREAS, on December 7, 1998, the Compensation and Human Resources Committee of the PNM Board of Directors approved certain benefits upon a Change in Control (as defined in the First Restated and Amended Executive Retention
Plan) and authorized certain amendments to affected plans, including this Plan; and

         WHEREAS, the Company desires to amend this Plan to incorporate the approved Change in Control benefits to provide full and sufficient funding of the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement (the "Rabbi Trust") for any obligations or benefits accrued as of the date of the occurrence of a Change in Control.

         NOW THEREFORE, the Company hereby amends the Plan as follows:

         ITEM 1. Article IV, Source of Payments, shall be amended to add a new last paragraph, as follows:

         Notwithstanding the above, upon a Change in Control, as defined in the First Restated and Amended Executive Retention Plan effective December 7, 1998 and incorporated herein by reference, the Company shall sufficiently fund the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement (the "Rabbi Trust") to provide in full for any benefits accrued under this Plan as of the date of the occurrence of the Change in Control.

         ITEM 2. Except as herein above amended, the Company hereby readopts and redeclares each and every provision of the Plan.



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         IN WITNESS  WHEREOF,  Public Service  Company of New Mexico caused this
First Amendment to the Public Service Company of New Mexico OBRA `93 Retirement Plan to be executed by its authorized officers effective as of the date and year first above written.


                                    PUBLIC SERVICE COMPANY OF NEW MEXICO


Date:_________________              By_________________________________________
                                                BENJAMIN F. MONTOYA
                                        President and Chief Executive Officer
















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